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                                                                    Exhibit (i)

[LOGO]          SIDLEY AUSTIN LLP         BEIJING            NEW YORK
                787 SEVENTH AVENUE        BRUSSELS           PALO ALTO
                NEW YORK, NY 10019        CHICAGO            SAN FRANCISCO
                (212) 839 5300            DALLAS             SHANGHAI
                (212) 839 5599 FAX        FRANKFURT          SINGAPORE
                                          GENEVA             SYDNEY
                                          HONG KONG          TOKYO
                                          LONDON             WASHINGTON, D.C.
                                          LOS ANGELES

                                          FOUNDED 1866

                                 June 21, 2010

Master Investment Portfolio
400 Howard Street
San Francisco, CA 94105

      Re: Amendment No. 41 to the Registration Statement on Form N-1A for the Master Investment Portfolio
           (File No. 811-08162)

Ladies and Gentlemen:

   We hereby consent to the use of our name and to the reference to us under the caption "Legal Counsel" in the statement of additional information, which is included as part of the registration statement on Form N-1A of the Master Investment Portfolio (the "Registration Statement"). In addition, we hereby consent to your filing this letter with the Securities and Exchange Commission (the "Commission"), together with the Registration Statement. Except as provided in this paragraph, this letter may not be relied upon by, or filed with, any other parties or used for any other purpose. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder.

                                                     Very truly yours,

                                                     SIDLEY AUSTIN LLP

Sidley Austin LLP is a limited liability partnership practicing in affiliation with other Sidley Austin partnerships